Exhibit  23.1

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in the Form 10 Registration Statement of the report dated May 3, 2011 relative to the financial statements of Kingly Chateau Corporation, as of April 30, 2011 and for the period May 28, 2011(date of inception) through April 30, 2011.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

/s/ Peter Messineo, CPA
Peter Messineo, CPA
Palm Harbor Florida
May 9, 2011